EXHIBIT (d)(12)

CALVERT VP VOLATILITY MANAGED MODERATE PORTFOLIO

INVESTMENT SUB-ADVISORY AGREEMENT

This INVESTMENT SUB-ADVISORY AGREEMENT (“Agreement”) effective this 31st day of December 2016 is between Calvert Research and Management (“Adviser”), a Massachusetts business trust, and Milliman Financial Risk Management LLC, a Delaware limited liability company (“Sub-Adviser”).

WHEREAS, Calvert VP Volatility Managed Moderate Portfolio (“Fund”), a series of Calvert Variable Products, Inc. (“Company”), is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as an open-end, management investment company; and

WHEREAS, pursuant to an Investment Advisory Agreement dated December 31, 2016 (“Advisory Agreement”), a copy of which has been provided to the Sub-Adviser, the Company has retained the Adviser to render investment advisory services to the Fund (as described more fully below); and

WHEREAS, pursuant to authority granted to the Adviser in the Advisory Agreement, the Adviser wishes to retain the Sub-Adviser to furnish investment advisory services to the Fund and the Adviser, and the Sub-Adviser is willing to furnish such services to the Fund and the Adviser.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Adviser and the Sub-Adviser as follows:

1.

Appointment.  The Adviser hereby appoints the Sub-Adviser to act as the investment sub-adviser for and to manage the investment and reinvestment of that portion of the Fund’s assets that shall be allocated to the Sub-Adviser (“Portfolio”), subject to the supervision of the Adviser, for the period and on the terms set forth in this Agreement.  The Sub-Adviser accepts such appointment and agrees to furnish the services set forth herein for the period and on the terms set forth in this Agreement.

Subject to the requirements of the 1940 Act, the Adviser has the authority in its discretion to alter the allocation of the Fund’s assets among the Sub-Adviser, the Adviser and any other appointed sub-adviser.

2.

Sub-Adviser Duties.  Subject to the supervision of the Board of Directors (the “Board”) and the Adviser, the Sub-Adviser will provide a continuous investment program for the Portfolio and determine, in its discretion, the composition of the assets of the Portfolio, including the determination of the purchase, retention, or sale of the securities, cash, and other investments for the Portfolio.  The Sub-Adviser will provide investment research and conduct a continuous program of evaluation, investment, sale, and reinvestment of the Portfolio’s assets by determining (a) the securities and other investments that shall be purchased, entered into, sold, closed, and/or exchanged for the Portfolio; (b) when these transactions should be executed, and (c) what portion of the assets of the Portfolio should be held in various securities and other investments in which the Fund is permitted to invest.  In accordance with the terms of this Agreement, the Sub-Adviser is authorized, in its sole discretion, to buy, sell, and otherwise trade in any of the types of securities and investment instruments in accordance with the investment objectives and policies disclosed in the Company’s Registration Statement for the Fund as filed with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (“1933 Act”), and the 1940 Act, as from time to time amended (“Registration Statement”).

The Sub-Adviser will provide the services under this Agreement in accordance with the Company’s Articles of Incorporation, By-Laws, and the Fund’s investment objective(s), policies and procedures and restrictions as stated in the Company’s Registration Statement.  The Adviser shall provide the Sub-Adviser with copies of the Company’s Articles of Incorporation, By-Laws, and any amendment to the Registration Statement promptly following its filing with the SEC as well as any sticker supplements to the Fund’s prospectus or statement of additional information relevant to the Sub-Adviser or its management of the Fund.  Sub-Adviser’s services under this Agreement may also be subject to any other investment parameters for the Fund (including portfolio risk limits) that are mutually agreed to in writing by the Adviser and the Sub-Adviser.

The Sub-Adviser further agrees as follows:

a.

The Sub-Adviser shall perform its duties hereunder in accordance with (i) the 1940 Act and all rules and regulations thereunder, (ii) all other applicable federal and state laws and regulations, (iii) any procedures adopted by the Board and deemed applicable by the Adviser to the Fund (provided that the Sub-Adviser has been or will be provided by the Adviser with a copy of any current or future procedures and has been provided with a reasonable period of time to understand and adapt to such procedures) (“Fund Procedures”), (iv) the provisions of the Fund’s Registration Statement (as described above), and (v) the Sub-Adviser’s operating policies and procedures provided to the Adviser.  The Sub-Adviser shall exercise reasonable care in the performance of its duties under the Agreement.  With respect to (iii) above, by executing this Agreement, the Sub-Adviser acknowledges that it has received from the Adviser written copies of the current Fund Procedures and has had a reasonable period of time to understand and adapt to such Procedures.

b.

The Sub-Adviser will manage the Portfolio so that it meets the income and asset diversification requirements of Section 851 of the Internal Revenue Code of 1986, as amended (“Code”).  The Sub-Adviser shall not be responsible for compliance with Section 851 of the Code with respect to any portions of the Fund that are not part of the Portfolio.

c.

The Sub-Adviser agrees to take appropriate action (which includes voting) with respect to all proxies for the Portfolio’s investments in a timely manner in accordance with the Fund’s Proxy Voting Guidelines (a copy of which has been provided to the Sub-Adviser) to the extent that the Sub-Adviser receives timely notice that the Adviser no longer will be voting proxies for the Fund’s portfolio investments.  When the Adviser has assumed responsibility for voting proxies for the Fund’s portfolio investments pursuant to the Fund’s Proxy Voting Guidelines, the Sub-Adviser agrees to take any and all appropriate actions to facilitate the Adviser's timely receipt of all proxies for the Fund’s portfolio investments, which the Adviser, in turn, will vote.

d.

The Sub-Adviser will assist the Company’s Custodian (“Custodian”) and the Adviser in determining or confirming, consistent with the relevant Fund Procedures and as stated in the Registration Statement, the value of any portfolio securities or other assets in the Portfolio for which the Custodian or the Adviser seeks assistance from, or identifies for review by, the Sub-Adviser and otherwise perform such duties as sub-adviser for the Portfolio as are specifically described in such Fund Procedures.  The parties acknowledge that the Sub-Adviser is not a custodian of the Company’s assets and will not take possession or custody of such assets.

e.

Following the end of each of the Fund’s fiscal quarters, the Sub-Adviser will assist the Fund’s administrator in its preparation of any reports required by applicable rules and regulations, such as Form N-CSR, Form N-SAR and Form N-Q, to be filed by the Fund as well as any discussion of the Portfolio’s performance required by applicable law.  The Sub-Adviser will also provide periodic commentaries regarding the performance of the Portfolio as reasonably requested by the Adviser, which shall be subject to review and approval by the Adviser.  The Sub-Adviser also will provide to the Company any certifications relating to the content of any such report, discussion or commentary as required by relevant Fund Procedures or as is otherwise reasonably requested by the Company.

f.

The Sub-Adviser will complete and deliver to the Adviser for each quarter by the 10th calendar day of the following quarter (i) a written compliance checklist in a form provided by the Adviser, (ii) a written investment oversight questionnaire in a form provided by the Adviser, (iii) a risk management and related analytic report in a format agreed to in advance by the Adviser and Sub-Adviser, and (iv) such other reports as may be reasonably requested by the Adviser.

g.

The Sub-Adviser will make available to the Company and the Adviser, promptly upon request, any of the investment records and ledgers for the Portfolio maintained by the Sub-Adviser (which shall not include the records and ledgers maintained by the Custodian, portfolio accounting agent or other service providers for the Company) as are necessary to assist the Company and the Adviser in complying with requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (“Advisers Act”), and the rules under each, as well as other applicable securities laws.  The Sub-Adviser will furnish to regulatory authorities, having the requisite authority over the Fund, any information or reports in connection with the Sub-Adviser’s services to the Fund and the Adviser that may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

h.

The Sub-Adviser will provide periodic reports to the Board (for consideration at meetings of the Board) on the investment program for the Portfolio and the investments in the Portfolio in a format agreed to in advance by the Adviser and Sub-Adviser and such other special reports as the Board or the Adviser may reasonably request, provided the format of such special reports is agreed to in advance by the Adviser and Sub-Adviser.

i.

The Sub-Adviser will maintain a fidelity bond, as well as insurance for its directors and officers and errors and omissions in an adequate amount based on the Sub-Adviser’s assets under management and the scope of its business.

3.

[Reserved]

4.

Broker-Dealer Selection and Portfolio Transaction Information.  The Sub-Adviser is authorized to place all orders for the purchase or sale of portfolio securities and investment instruments permitted by the Fund’s Registration Statement for the Portfolio either directly with the issuer or with brokers or dealers selected by the Sub-Adviser.  To that end, the Sub-Adviser is authorized as the agent of the Fund to give instructions to the Custodian as to deliveries of securities and investment instruments and payments of cash for the account of the Fund.  In connection with the selection of such brokers or dealers and the placing of orders for the Portfolio, the Sub-Adviser shall follow the relevant Fund Procedures, including the policies and procedures relating to brokerage allocation and use of fund commissions and shall use its best efforts to seek, on behalf of the Fund, the best overall execution available.  The Sub-Adviser will report on brokerage allocation to the Company’s Board periodically indicating the broker-dealers to which such allocations have been made and the basis therefore.

The Sub-Adviser will arrange for the transmission to the Custodian on a daily basis such confirmation, trade tickets, and other documents and information, including, but not limited to, CUSIP, Cedel, or other numbers that identify securities to be purchased or sold on behalf of the Portfolio, as may be reasonably necessary to enable the Custodian to perform its administrative and recordkeeping responsibilities with respect to the Company.

5.

Disclosure about Sub-Adviser.  The Sub-Adviser has received and reviewed the most current amendment to the Registration Statement for the Company relating to the offering of Fund shares that contains disclosure about the Sub-Adviser, and represents and warrants that, with respect to the disclosure about the Sub-Adviser and its investment process or personnel, and securities or other investments permitted for investment for the Portfolio, including the risks of such securities or other investments, such Registration Statement, as of the date hereof, contains no untrue statement of any material fact or omits to state a material fact that would be necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  The Sub-Adviser agrees to promptly notify the Adviser of any changes to the above referenced information within the Registration Statement that are necessary for the Registration Statement to remain accurate or to ensure that the Registration Statement contains no untrue statement of any material fact or omits to state a material fact that would be necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Sub-Adviser further represents and warrants that it is a duly registered investment adviser under the Advisers Act and will maintain such registration so long as this Agreement remains in effect.  The Adviser hereby acknowledges that it has received a copy of the Sub-Adviser’s Form ADV (as filed with the SEC) prior to entering into this Agreement.

6.

Duties of the Adviser.   The Adviser undertakes to provide the Sub-Adviser with reasonable advance written notice of any action taken by the Adviser or the Company’s Board that is likely to have any impact on the Sub-Adviser or its ability to provide services under this Agreement including, without limitation, any change to (i) the Fund’s investment objective, strategies, policies, and restrictions, (ii) the Fund Procedures, or (iii) the Fund’s Registration Statement as it relates to the services provided by the Sub-Adviser to the Fund.  The Adviser agrees that, provided it is within its ability, it will allow for a reasonable implementation period for any such action and Sub-Adviser agrees it will make a reasonable effort to implement any such action within such implementation period.

7.

Expenses.  During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it and its staff and for their activities in connection with its duties under this Agreement, including, but not limited to, rental and overhead expenses, expenses of the Sub-Adviser’s personnel, insurance of the Sub-Adviser and its personnel, research services (except as permitted under the Fund Procedures), and taxes of the Sub-Adviser.

 The Sub-Adviser will not be responsible for extraordinary expenses relating to inspections, investigations, inquiries and other actions by regulatory authorities except to the extent that such extraordinary expenses specifically relate to the Sub-Adviser’s services provided to the Portfolio or are the result of the actions or omissions of the Sub-Adviser or any affiliated person of the Sub-Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act is a Controlling Person of the Sub-Adviser.

The Adviser and the Company shall be responsible for all expenses of the Fund’s and Adviser’s operations including, without limitation, those described in the Advisory Agreement.

8.

Compensation.  For the services provided to the Fund, the Adviser will pay the Sub-Adviser an annual fee equal to the amount specified in Schedule A hereto payable monthly in arrears on the last business day of each month.  The fee will be appropriately prorated to reflect any portion of a calendar month that this Agreement is not in effect.  The Adviser is solely responsible for the payment of fees to the Sub-Adviser, and the Sub-Adviser agrees to seek payment of its fees solely from the Adviser.  The Company shall have no liability for Sub-Adviser’s fee hereunder.

9.

Materials.

a.

During the term of this Agreement, the Adviser agrees to furnish the Sub-Adviser at its principal office all prospectuses, statements of additional information, and sticker supplements relevant to the Sub-Adviser or its management of the Portfolio, as well as proxy statements and reports to shareholders prepared for distribution to shareholders of the Fund, which refer to the Sub-Adviser, prior to the use thereof, and neither the Adviser nor the Company shall use any such materials if the Sub-Adviser reasonably objects in writing within 3 business days (or such other period as may be mutually agreed) after receipt thereof.  The Sub-Adviser’s right to object to such materials is limited to reasonable objections with respect to the accuracy or completeness of the disclosure in such documents or reports.

b.

It is understood that the name Milliman Financial Risk Management LLC or any derivative thereof or logos associated with such name is the valuable property of the Sub-Adviser and its affiliates and that the Fund or its affiliates have the right to use such name (or derivatives or logos) in offering materials of the Fund and for so long as the Sub-Adviser is a sub-adviser to the Portfolio.  Upon termination of this Agreement the Fund shall as soon as is reasonably possible cease to use such name (or derivatives or logos).

c.

It is understood that the name Calvert or any derivative thereof or logos associated with such name is the valuable property of the Adviser and its affiliates and that the Sub-Adviser has the right to use such name (or derivatives or logos) in client lists.  Any other use shall require approval in advance from the Adviser.  Upon termination of this Agreement the Sub-Adviser shall as soon as is reasonably possible cease to use such name (or derivatives or logos).

10.

Compliance.

a.

As required by Rule 206(4)-7 under the Advisers Act, the Sub-Adviser has adopted written policies and procedures reasonably designed to prevent violation by it, or any of its supervised persons, of the Advisers Act and the rules under the Advisers Act and all other laws and regulations relevant to the performance of its duties under this Agreement (“Sub-Adviser Procedures”).  The Sub-Adviser has designated a chief compliance officer (“CCO”) responsible for administering the Sub-Adviser Procedures.  The CCO shall provide to the Adviser and/or the Company and their respective CCOs written compliance reports relating to the operations and compliance procedures of the Sub-Adviser as may be required by law or regulation or as are otherwise reasonably requested.  The Sub-Adviser agrees to implement other or additional compliance techniques as the Adviser or the Board may reasonably request, including written compliance procedures, provided that doing so would not cause the Sub-Adviser to incur additional significant fees or expenses or otherwise conflict with the Sub-Adviser’s compliance program.

b.

The Sub-Adviser agrees that, if legally permitted, it shall promptly notify (orally or in writing), the Adviser and the Company if the SEC has: commenced an examination of the Sub-Adviser, censured the Sub-Adviser; placed limitations upon its activities, functions or operations; suspended or revoked its registration as an investment adviser; commenced proceedings or an investigation (formally or informally) that may result in any of these actions; or corresponded with the Sub-Adviser including sending a deficiency letter or raising issues about the business, operations, or practices of the Sub-Adviser, which may have a material impact on the Sub-Adviser’s ability to manage the Portfolio. The Sub-Adviser further agrees to promptly notify the Adviser and the Company upon detection of any breach of any of the Fund Procedures or material violation of any applicable law or regulation, including the 1940 Act and Subchapter M of the Code, relating to the Portfolio, or upon detection of any violation of the Sub-Adviser Procedures that relate to the Portfolio or Sub-Adviser’s activities as an investment sub-adviser generally.  The Sub-Adviser further agrees to promptly notify the Adviser and the Company of any material fact known to the Sub-Adviser relating to the Sub-Adviser that is not contained in the Fund’s Registration Statement, prospectus or statement of additional information, or any amendment or supplement thereto, or if any statement contained therein that becomes untrue in any material respect.

c.

The Adviser agrees that it shall promptly notify, if legally permitted, the Sub-Adviser (1) in the event that the SEC has censured the Adviser or the Company with respect to the Fund; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Adviser’s registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, (2) upon having a reasonable basis for believing that the Company has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the  Code, or (3) of any regulatory matter involving the Fund’s investments or investment practices.

d.

The Sub-Adviser will provide the Adviser with such reports, presentations, certifications and other information as the Adviser may reasonably request from time to time concerning the business and operations of the Sub-Adviser in performing services hereunder or generally concerning the Sub-Adviser’s investment advisory services, the Sub-Adviser’s compliance with applicable federal, state and local law and regulations, and other matters that are likely to have a material impact on the Sub-Advisers duties hereunder.

11.

Books and Records.  The Sub-Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company’s or the Adviser’s request in compliance with the requirements of Rule 31a-3 under the 1940 Act, although the Sub-Adviser may, at its own expense, make and retain a copy of such records.  The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-l under the 1940 Act.

12.

Cooperation; Confidentiality.  Each party to this Agreement agrees to cooperate with the other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC) in connection with any investigation or inquiry relating to this Agreement, the Fund or the Company.  This Agreement is not binding on the Adviser unless the Sub-Adviser has signed and is subject to a confidentiality and non-use agreement ("Non-Use Agreement") not materially different than the one attached hereto as Exhibit 1.

13. [Reserved].

14.

Control.  Notwithstanding any other provision of the Agreement, it is understood and agreed that the Company shall at all times reserve the right to reasonably direct any action hereunder taken on its behalf by the Sub-Adviser.

15.

Limitation of Liability and Indemnification.

a.

Sub-Adviser will exercise reasonable care in its performance of the services.   Except for the indemnification obligations set forth in Section 15(b), neither party, nor its affiliates, nor any of their respective officers, directors, employees or agents shall be liable hereunder for any actions performed or omitted to be performed or for any errors of judgment.  Federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and nothing in this Agreement shall in any way constitute a waiver or limitation of any rights that either party, the Fund/Company, or the respective Directors, officers and shareholders may have under any such laws.

b.

The Sub-Adviser shall indemnify and hold harmless the Adviser, the Fund/Company and their respective Directors, officers and shareholders from any and all claims, losses, expenses, obligation and liabilities (including reasonable attorney’s fees) arising or resulting from (i) the Sub-Adviser’s fraud, willful misfeasance, bad faith, gross negligence, violation of law or reckless disregard of its duties hereunder, or (ii) the purchase of any investment for the Portfolio that is inconsistent in a material respect with the Fund’s investment objective or principal investment strategies as stated in the Registration Statement.

The Sub-Adviser shall indemnify and hold harmless the Adviser, the Fund/Company and their respective Directors, officers and shareholders from any and all claims, losses, expenses, obligation and liabilities (including reasonable attorney’s fees) which arise solely on account of any Sub-Adviser’s action(s) in respect to any change of control of the Sub-Adviser and are not otherwise typically borne by the Fund/Company.  These expenses shall include but are not exclusive of, the cost of notice to shareholders of any meeting or vote necessary to approve the Investment Sub-Advisory Agreement and the cost of reprinting shareholder communications describing the new Investment Sub-Advisory Agreement.

The Adviser shall indemnify and hold harmless the Sub-Adviser, the Fund/Company, their respective Directors, officers and shareholders from any and all claims, losses, expenses, obligation and liabilities (including reasonable attorney’s fees) arising or resulting from the Adviser’s fraud, willful misfeasance, bad faith, gross negligence, violation of law or reckless disregard of its duties hereunder.

This Section 15 shall survive the termination of this Agreement.

16.

Applicable Law and Dispute Resolution.

a.

 This Agreement shall be governed by Massachusetts law, and any dispute arising from this Agreement or the services rendered hereunder shall be resolved through legal proceedings, whether state, federal, or otherwise, conducted in the Commonwealth of Massachusetts.

b.

In the event of any dispute arising out of or relating to this Agreement, the Parties agree that the dispute will be resolved by final and binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association.  The arbitration shall take place before a panel of three arbitrators in Boston, Massachusetts and shall be governed by the internal laws of the Commonwealth of Massachusetts.  Within 30 days after the commencement of the arbitration, each party shall designate in writing a single independent arbitrator.  The two arbitrators designated by the Parties shall then select a third arbitrator.  Each arbitrator shall have a background in either investment advisory services, actuarial science or law.  The arbitrators shall have the authority to permit limited discovery, including depositions, prior to the arbitration hearing, and such discovery shall be conducted consistent with the Federal Rules of Civil Procedure.  The arbitrators may, in their discretion, award the cost of the arbitration, including reasonable attorney fees, to the prevailing party.  Any award made may be confirmed in any court having jurisdiction.  Any arbitration shall be confidential, and except as required by law, neither Party may disclose the content or results of any arbitration hereunder without the prior written consent of the other Party, except that disclosure is permitted to a Party’s auditors, legal advisors and financial advisors and regulators.

The parties acknowledge that:

•

Arbitration is final and binding

•

They are waiving their right to seek remedies in court, including the right to a jury trial

•

Pre-arbitration discovery is more limited than and different from court proceedings

•

The arbitration award is not required to include factual findings or legal reasoning, and a party’s right to appeal or seek modifications of the award are strictly limited.

17.

Duration and Termination.

a.

This Agreement shall become effective on the date first stated above, subject to the condition that the Company’s Board, including a majority of those Directors who are not interested persons (as such term is defined in the 1940 Act) of the Adviser or the Sub-Adviser, shall have approved this Agreement in the manner required by the 1940 Act.  Unless terminated as provided herein, this Agreement shall remain in full force and effect through and including the second anniversary of the execution of this Agreement and shall continue in full force and affect indefinitely thereafter, but only so long as such continuance is specifically approved at least annually by (a) the Board, or by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Company, and (b) the vote of a majority of those Directors who are not interested persons (as such term is defined in the 1940 Act) of any such party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

b.

Notwithstanding the foregoing, this Agreement may be terminated: (a) by the Adviser at any time without payment of any penalty, upon 60 days’ prior written notice to the Sub-Adviser and the Company provided, however, that the Adviser may terminate this Agreement immediately without penalty in the event Sub-Adviser is unable to adopt compliance techniques, in accordance with the terms of Section 10.a. of this Agreement or violates the Non-Use Agreement; (b) at any time without payment of any penalty by the Company, by the Company’s Board or a majority of the outstanding voting securities of the Company, upon 60 days’ prior written notice to the Adviser and the Sub-Adviser; or (c) by the Sub-Adviser upon 60 days prior written notice, provided, however, that the Sub-Adviser may terminate this Agreement at any time without penalty, effective upon written notice to the Adviser and the Company, in the event either the Sub-Adviser (acting in good faith) or the Adviser ceases to be registered as an investment adviser under the Advisers Act or otherwise becomes legally incapable of providing investment management services pursuant to its respective contract with the Company.

c.

In the event of termination for any reason, all records of the Company shall promptly be returned to the Adviser or the Company, free from any claim or retention of rights in such record by the Sub-Adviser, although the Sub-Adviser may, at its own expense, make and retain a copy of such records.  This Agreement shall automatically terminate in the event of its assignment (as such term is described in the 1940 Act).  In the event this Agreement is terminated or is not approved in the manner described above, the Sections or Paragraphs numbered 12, 14, 15, 16, 18 and 21 of this Agreement shall remain in effect, as well as any applicable provision of this Section 17 and, to the extent that only amounts are owed to the Sub-Adviser as compensation for services rendered while the agreement was in effect as provided in Section 7.

18.

Notices.  Any notice must be in writing and shall be sufficiently given (a) when delivered in person, (b) when dispatched by electronic mail or electronic facsimile transfer (confirmed in writing by postage prepaid first class air mail simultaneously dispatched), (c) when sent by internationally recognized overnight courier service (with receipt confirmed by such overnight courier service), or (d) when sent by registered or certified mail, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Company:

Calvert Variable Products, Inc.

Attn:  Maureen Gemma

Two International Place

Boston, MA 02110

If to the Adviser:

Calvert Research and Management

Attn:  Maureen Gemma

Two International Place

Boston, MA 02110

If to the Sub-Adviser:

Milliman Financial Risk Management LLC

Attn:  Kamilla Svajgl

71 S. Wacker Dr., 31st Floor

Chicago, IL 60606

Cc: Cassandra Becker

19.

Amendments.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement shall be effective until approved as required by applicable law.  The Sub-Adviser shall furnish to the Board such information as may be reasonably necessary in order for the Board to evaluate this Agreement or any proposed amendments thereto for the purposes of casting a vote pursuant Section 17 or this Section 19 of this Agreement.

20.

No Third Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as described in Section 21(b) of this Agreement. Without limiting the generality of the foregoing, nothing in this Agreement is intended to, or shall be read to, (i) create in any shareholder or person other than the Adviser or the Fund(s) in question (including without limitation any shareholder in any Fund) any direct, indirect, derivative or other rights against the Adviser or Sub-Adviser or (ii) create or give rise to any duty or obligation on the part of the Adviser or Sub-Adviser (including without limitation any fiduciary duty) to any shareholder or person other than a Fund, all of which rights, benefits, duties and obligations are hereby expressly excluded.

21.

Miscellaneous.

a.

The term “affiliate” or “affiliated person” as used in this Agreement shall mean “affiliated person” as defined in Section 2(a)(3) of the 1940 Act.

b.

The Adviser and the Sub-Adviser acknowledge that the Company enjoys the rights of a third-party beneficiary under this Agreement, and the Adviser acknowledges that the Sub-Adviser enjoys the rights of a third party beneficiary under the Advisory Agreement.

c.

The Sub-Adviser expressly acknowledges the provision in the Declaration of Trust of the Adviser (which is on file with the Secretary of the Commonwealth of Massachusetts) limiting the personal liability of the Trustee, officers, employees and agents of the Adviser, and the Sub-Adviser hereby agrees that it shall have recourse to the Adviser for payment of claims or obligations as between the Adviser and the Sub-Adviser arising out of this Agreement and shall not seek satisfaction from the Trustee or any officer, employee or agent of the Adviser.

d.

The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

e.

To the extent permitted under Section 17 of this Agreement, this Agreement may only be assigned by any party with the prior written consent of the other party.

f.

If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable.

g.

Nothing herein shall be construed as constituting the Sub-Adviser as an agent or co-partner of the Adviser, or constituting the Adviser as an agent or co-partner of the Sub-Adviser.

h.

This Agreement may be executed in counterparts.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

Calvert Research and Management

By: /s/ Katy D. Burke

Name: Katy D. Burke

Title: Vice President

Milliman Financial Risk Management LLC

By: /s/ Kamilla Svajgl

Name: Kamilla Svajgl

Title: Principal

Exhibit 1

CONFIDENTIALITY AND NON-USE AGREEMENT

THIS AGREEMENT is entered into this 31st day of December 2016, by and between Calvert Research and Management, a Massachusetts business trust (hereinafter “Calvert”), and Milliman Financial Risk Management LLC (hereinafter “Sub-Adviser”) (each a “Party” and collectively, the “Parties”).

RECITALS:

WHEREAS, Calvert is the investment adviser to Calvert Variable Products, Inc. (the “Company”), an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, Calvert has retained the Sub-Adviser to furnish it with certain investment advisory services in connection with Calvert's investment advisory activities on behalf of Calvert VP Volatility Managed Moderate Portfolio, a series of the Company (a “Fund”), and any additional series thereof pursuant to an Investment Sub-Advisory Agreement dated December 31, 2016 (the “Sub-Advisory Agreement”);

WHEREAS, Calvert has developed certain confidential and proprietary information, technology and materials relating to the management of the Fund that may be shared with the Sub-Adviser;

WHEREAS, Sub-Adviser is prepared to provide assurances to Calvert regarding the protection of such confidential and proprietary information of Calvert; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE 1.   DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

1.1

“Confidential Information” shall mean any information relating to the Fund provided to the Sub-Adviser pursuant to the Agreement, including, but not limited to: (i) investment advice; (ii) any social screening analysis provided to the Sub-Adviser by the Adviser; (iii) lists of approved securities for the Fund provided to the Sub-Adviser by the Adviser; (iv) written materials including promotional materials relating to the Fund, (v) the Fund’s portfolio holdings information; (vi) Fund shareholder information (including any personal information of any person subject to the privacy provisions of, and applicable rules promulgated under, the Gramm-Leach-Bliley Act, as amended, including Regulation S-P); and (vii) arrangements for the distribution of the Fund, whether visually observed by Sub-Adviser or otherwise disclosed by Calvert to Sub-Adviser.

1.2

 “Purpose” shall mean Sub-Adviser’s activities pursuant to Sub-Advisory Agreement.

ARTICLE 2.   CONFIDENTIALITY  AND NON-USE

2.1

Sub-Adviser agrees that it shall only utilize the Confidential Information for the Purpose, and only until Calvert notifies Sub-Adviser in writing to cease all use of the Confidential Information and return the same to Calvert.  Sub-Adviser shall not disclose any Confidential Information to any affiliate or third-party unless the Sub-Adviser has entered into a written confidentiality agreement with such affiliate or third-party providing for the non-disclosure of such non-public information.

2.2

Sub-Adviser agrees to use its best efforts (being not less than those employed to protect its own proprietary and/or confidential information) to safeguard the Confidential Information and to prevent the unauthorized, negligent or inadvertent use or disclosure thereof.  Sub-Adviser shall promptly notify Calvert in writing of any unauthorized, negligent, or inadvertent use or disclosure of any Confidential Information or any other use that is not compliant with the terms of this Agreement.

2.3

Sub-Adviser shall not disclose or disseminate non-public information regarding the portfolio holdings of the Fund, including a list of portfolio securities identified as being held by the Fund, which it receives or has access to in the course of performing its duties under the Sub-Advisory Agreement except as may be permitted by relevant Fund Procedures as described in the Sub-Advisory Agreement.  The Sub-Adviser shall not use its knowledge of non-public information regarding the Fund as a basis to place or recommend any securities transactions for its own benefit, or the benefit of one or more of its clients, to the detriment of the Fund.

2.4

The attendance at any discussion, meeting or presentation of any Confidential Information by any employees of Sub-Adviser shall be limited to those employees whose duties justify their need to be present or to know such information and then only on the basis of a clear understanding by such employees of their obligation to maintain the confidentiality of such information and to restrict the use thereof solely for the Purpose.

2.5

Sub-Adviser shall not, directly or indirectly, copy or use any Confidential Information other than for the Purpose.

2.6

Sub-Adviser shall not develop or attempt to develop, market or sell any product, based on the Confidential Information.

2.7

Sub-Adviser agrees that all rights in and to the Confidential Information, whether under patent, trademark, copyright or any application thereof, trade secret, know-how, or other proprietary rights, belong to Calvert and that no licenses relating to the foregoing or to the Confidential Information are granted under this Agreement.

2.8

Sub-Adviser acknowledges that Confidential Information supplied by Calvert in or reduced to written or other tangible form is the property of Calvert and, upon written request, shall no longer be used by Sub-Adviser, and be promptly returned to Calvert together with all reproductions thereof, in any form, which Sub-Adviser may have in its possession or under its control.

2.9

The obligations of Sub-Adviser under this Agreement shall not apply to any information which:

2.9.1

is or becomes generally publicly available, as evidenced by published material, through no action or failure to take action by Sub-Adviser;

2.9.2

becomes available to Sub-Adviser from a third party which received such information on an unrestricted basis; or

2.9.3

is already known by Sub-Adviser prior to receipt from Calvert as can be shown by the written records of Sub-Adviser.

2.10

Sub-Adviser shall not remove any proprietary notice from any Confidential Information.

2.11

Sub-Adviser agrees that Calvert would be irreparably harmed by a violation of this Agreement and that monetary damages for such breach would not be readily calculable and that Calvert would not have an adequate remedy at law therefor and Sub-Adviser acknowledges, consents and agrees (i) that this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the principles of conflict of laws thereof, and (ii) Calvert shall be entitled to equitable seek relief, including injunctive relief and/or specific performance, in the event of any actual, threatened or likely breach of this Agreement, in addition to all other remedies available to Calvert at law or in equity.

ARTICLE 3.  MISCELLANEOUS

3.1

Calvert hereby expressly disclaims any and all warranties, express or implied, arising from or relating to the demonstration, operation, use or implementation of the Confidential Information and under no circumstances will Calvert be liable hereunder for damages, whether direct, special, incidental, or consequential, including without limitation, lost profits or loss resulting from business interruption, and whether in tort, negligence, contract or otherwise.

3.2

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, assigns and legal representatives; provided that, neither this Agreement nor any of Sub-Adviser's rights, privileges, duties or obligations under this Agreement may be assigned, sublicensed, sold, mortgaged, pledged or otherwise transferred or encumbered by Sub-Adviser.

3.3

No waiver by Calvert of any breach of this Agreement will constitute a waiver of any other breach of the same or other provisions of the Agreement.  No waiver by Calvert is valid unless made in writing and signed by both Sub-Adviser and Calvert.

3.4

If any provision in this Agreement is invalid or unenforceable in any circumstances, its application in any other circumstances and the remaining provisions of this Agreement will not be affected thereby.

3.5

This Agreement constitutes the entire agreement and understanding of the Parties relating to the subject matter hereof and no representation, condition, understanding or agreement of any kind, oral or written, will be binding upon the Parties unless expressly set forth herein.

3.6

This Agreement shall terminate upon the termination of the Sub-Advisory Agreement except that the obligations hereunder relating to Confidential Information shall not terminate so long as the Sub-Adviser retains access to such information.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

Calvert Research and Management

By: /s/ Katy D. Burke________________________

Name and Title: Katy D. Burke, Vice President ___

Milliman Financial Risk Management LLC

By: /s/ Kamilla Svajgl________________________

Name and Title: Kamilla Svajgl, Principal________